Exhibit 1(c)

                              Xerox Corporation
                        Xerox Overseas Holdings PLC
                      Rank Xerox Capital (Europe) plc

                $2,250,000,000 Medium-Term Notes, Series E
                Due Nine Months or More from Date of Issue

                          Selling Agency Agreement

                                                          October [   ],
1997
                                                           New York, New
York

Goldman, Sachs & Co.
85 Broad Street
New York, N.Y. 10004

Lehman Brothers Inc.
3 World Financial Center
New York, N.Y. 10285

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
World Financial Center
North Tower
New York, N.Y. 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y. 10260

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Salomon Brothers Inc
Seven World Trade Center
New York, N.Y. 10048

Dear Sirs:

     Each of Xerox Corporation, a New York corporation ("Xerox"), Xerox Overseas Holdings PLC, a public limited company organized under the laws of England and Wales ("Xerox Overseas"), and Rank Xerox Capital (Europe) plc, a public limited company organized under the laws of England and Wales ("Xerox Capital", and together with Xerox Overseas, the "Subsidiary Issuers", and collectively with Xerox and Xerox Overseas, the Issuers and each an "Issuer"), confirms its agreement with each of you with respect to the issue and sale of its Medium-Term Notes, Series E, Due Nine Months or More from Date of Issue (the "Notes"). The aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of Notes which Xerox may issue and sell at any time shall not exceed U.S.$2,250,000,000, less the aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of all Notes of all Issuers issued and sold immediately prior thereto; and the aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of Notes which any Subsidiary Issuer may issue and sell at any time shall not exceed U.S.$2,000,000,000, less the aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of all Notes of all Issuers issued and sold immediately prior thereto, plus the aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of all Notes of Xerox issued and sold immediately prior thereto up to U.S.$250,000,000. All Notes of the Subsidiary Issuers will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal and any premium or interest by Xerox, and all references herein to the "Guarantor" shall only refer to Xerox acting in such capacity and only be applicable with respect to Notes of any Subsidiary Issuer (or particular series thereof which are sold pursuant to the terms of this Agreement). All Notes and any Guarantees
thereof will be issued under an indenture dated as of October      [    ],
1997 (as the same may be amended or supplemented from time to time, the "Indenture"), among the Issuers, the Guarantor and Citibank, N.A., as trustee (the "Trustee"). Unless otherwise specified in the applicable pricing supplement, the Notes will be issued in minimum denominations of U.S. $1,000 and any amount in excess thereof that is an integral multiple thereof (or in such other denominations in such other currencies as shall be provided in a supplement to the Prospectus referred to below), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Issuers, the Guarantor and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Company" shall refer to the relevant Issuer offering the Notes, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the relevant Issuer pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

     1. Representations and Warranties. Each of the Company and the Guarantor represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

         (a) Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 333-13179), ("Registration Statement No. 333-13179") including a basic prospectus, which has become effective, for the registration under the Act of U.S. $1,015,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of debt securities and has filed with the Commission a registration statement on such Form S-3 (File Numbers: 333-34333, 333-34333-01 and 333-34333-02) (collectively,
"Registration Statement No. 333-34333"), including a basic prospectus, which has been filed with the Commission and has become effective, for the registration under the Act of U.S. $2,000,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign currencies or units consisting of multiple currencies) of debt securities (such debt securities, together with the debt securities registered pursuant to Registration Statement No. 333-13179, the "Securities"), constituting $2,250,000,000 aggregate principal amount of the Notes. Such registration statements, as amended at the date of this Agreement (the "Registration Statements"), meet the requirements set forth in Rule 415(a)(l)(ix) or (x) under the Act and comply in all other material respects with said Rule. Each of the Company and the Guarantor has included in such registration statements, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Company and the Guarantor propose to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

         (b) As of the Execution Time, on each applicable Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)), at the date of acceptance by the Company of an offer to purchase any Notes and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"),
(i) the Registration Statements, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statements, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statements which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statements or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any of you specifically for use in connection with the preparation of the Registration Statements or the Prospectus (or any supplement thereto).

         (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company, and if applicable, the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and any Guarantees relating to such Notes will have been duly authorized, executed and delivered and, when such Notes are issued and delivered against payment therefor by the purchasers thereof, will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture.

         (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that each Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in Registration Statement No. 333-34333 at the Effective Date, which basic prospectus is a combined prospectus relating to both Registration Statements. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement and any applicable Pricing Supplement. "Registration Statement" shall mean each registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Registration Statements" shall mean both Registration Statements. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statements, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statements or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statements, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statements or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

         (a) Subject to the terms and conditions set forth herein, each of the Issuers and Guarantor hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from each such Issuer.

         On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the each of the Issuers and Guarantor, to use its reasonable best efforts to solicit offers to purchase the Notes from each such Issuer upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

         Each of the Issuers and Guarantor reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes of such Issuer. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase Notes from such Issuer until such time as such Issuer or the Guarantor has advised them that such solicitation may be resumed.

         Each of the Company and the Guarantor agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

         Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for any Issuer or the Guarantor at such time and in such amounts as such Agent deems advisable. Any Issuer and the Guarantor may from time to time offer Notes and any Guarantees relating thereto for sale otherwise than through an Agent. None of the Issuers and the Guarantor shall appoint any agent to solicit offers to purchase Notes or any Guarantees relating thereto without entering into an agreement with such agent which is substantially similar to this Agreement and, in the case of an appointment of any agent to solicit offers to purchase Notes or any Guarantees relating thereto for the duration of this Agreement, without giving each of the Agents prompt notice thereof.

         (b) Subject to the terms and conditions stated herein, whenever the Company and one of you determine that the Company shall sell Notes directly to you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale among the Company, the Guarantor and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes of the Company pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement (i) shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor and the method of payment, and
(ii) may also describe (whether orally or in writing) any requirements for the delivery of opinions of counsel, certificates from Xerox or its officers, or a letter from the Company's independent public accountants, as described in Section 6(b), the period of time referred to in Section 4(m) (if applicable), and any other terms and conditions.

         Delivery of the certificates for Notes of the Company sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes, by the method and in the form set forth in the Procedures unless otherwise agreed to among the Company, the Guarantor and the Purchaser in such Terms Agreement.

         Unless otherwise agreed to among the Company, the Guarantor and the Purchaser in a Terms Agreement, any Note of the Company sold to a Purchaser
(i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

     3. Offering and Sale of Notes. Each Agent, the Company and the Guarantor agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures, and each Agent shall comply with the United Kingdom selling restrictions set forth on
Schedule II attached hereto.

     4. Agreements. Each of the Company and the Guarantor agrees with you that:

         (a) Prior to the termination of the offering of the Notes of the Company (including by way of resale by a Purchaser thereof), it will not file any amendment of the Registration Statements or supplement to the Prospectus (except for (i) periodic and current reports and other documents filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless it has furnished to each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, Each of the Company and the Guarantor will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. Each of the Company and the Guarantor will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment of the Registration Statements shall have been filed or become effective (except, in the case of clauses (i) and (ii) of this sentence, for (x) periodic and current reports and other documents filed under the Exchange Act, (y) a supplement relating to any offering of Notes of the Company providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any such Notes, in respect of which you shall not be acting as Agent or Purchaser or (z) a supplement relating to an offering of Securities other than the Notes of any of the Issuers), (iii) of any request by the Commission for any amendment of the Registration Statements or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose and (v) of the receipt by it of any notification with respect to the suspension of the qualification of the Notes of the Company for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Notes of the Company is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact relating to the Company or the Guarantor or omit to state any material fact necessary to make the statements relating to the Company or the Guarantor therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statements or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes of the Company (and, if so notified by the Company or the Guarantor, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statements, if such an amendment is required, resume your obligation to solicit offers to purchase Notes of the Company hereunder.

         (c) Xerox, during the period when a prospectus relating to Notes of any Issuer is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a) or 13(c) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which Xerox makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which Xerox proposes to describe, in a document filed pursuant to the Exchange Act, Xerox will furnish to each of you the information contained or to be contained in such announcement. Xerox also will furnish to each of you copies of all other material press releases or announcements made by Xerox to the general public affecting any of the Notes. Xerox will immediately notify each of you of any downgrading in the rating of its Notes or any of its other debt securities, or any proposal to downgrade the rating of its Notes or any of its other debt securities, by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation, as soon as Xerox learns of any such downgrading or proposal to downgrade.

         (d) As soon as practicable, Xerox will make generally available to its security holders and to each of you an earnings statement or statements of Xerox and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (e) Xerox will furnish to each of you and your counsel, without charge, copies of the Registration Statements (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

         (f) The Company and the Guarantor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes.

         (g) The Company and the Guarantor shall furnish to each of you such information, documents, certificates of directors or officers of such Company and the Guarantor and opinions of counsel for such Company and the Guarantor relating to the business, operations and affairs of such Company and the Guarantor, the Registration Statements, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by such Company, the Guarantor and you of their and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

         (h) Unless otherwise agreed as between the Company and any of you, each of the Company and the Guarantor, jointly and severally, shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of their obligations under this Agreement, including the fees and disbursements of their accountants and counsel, the cost of printing or other production and delivery of the Registration Statements, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses (including without limitation advertising expenses, but only with respect to advertising which has been approved, in advance, by the Company and the Guarantor) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

         (i) Each acceptance by the Company of an offer to purchase Notes of the Company will be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statements and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of such Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company and the Guarantor that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by any of the Issuers on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by all of the Issuers will not exceed the amount of Securities registered pursuant to the Registration Statements.

         (j) Each time that any Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any particular Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except quarterly reports on Form 10-Q and annual reports on Form 10-K filed thereunder), unless in the case of clause (iii) above, in the reasonable judgment of any of you, as evidenced by your written notice to the Issuers and the Guarantor, such filing is of such a nature that such a certificate should be delivered), Xerox will deliver or cause to be delivered promptly to each of you a certificate of Xerox, signed by its Chairman of the Board or a Vice President with knowledge of the matters set forth in the certificate and its principal financial or accounting officer , dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(g) but modified to relate to the last day of the fiscal quarter for which financial statements of Xerox were last filed with the Commission and to the Registration Statements and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

         (k) Each time that any Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except annual reports on Form 10-K filed thereunder, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such filing is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Issuers and the Guarantor satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

         (l) Each time that any Registration Statement or the Prospectus is amended or supplemented (other than an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates or issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) relating to any filing under the Exchange Act (except quarterly reports on Form 10-Q and annual reports on Form 10-K filed thereunder), unless in the case of clause (iii) above, in the reasonable judgment of any of you, as evidenced by your written notice to the Issuers and the Guarantor, such filing is of such a nature that such a letter should be furnished) to include or incorporate amended or supplemental financial information, the Company and the Guarantor shall cause their independent certified public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor and scope as the letter referred to in Section 5(h) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statements and the Prospectus, as amended or supplemented to the date of such letter.

         (m) During the period from the date of any Terms Agreement to the Closing Date with respect to such Terms Agreement or such other period as may be agreed to by the Company and the Purchaser thereunder, the Company shall not, without the prior consent of such Purchaser, issue or announce the proposed issuance of any of its debt securities, including Notes of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

     5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes of the Company shall be subject to the accuracy, in all material respects, of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, at the date of acceptance by the Company of an offer to purchase any Notes and as of each Closing Date, to the accuracy, in all material respects, of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor, in all material respects, of their respective obligations hereunder and to the following additional conditions:

         (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company and the Guarantor shall have furnished to each Agent the opinion of the Vice President and General Counsel or any Associate General Counsel for Xerox, acting as U.S. counsel to the Company and the Guarantor, dated the Execution Time, to the effect that:

              (i) Each of Xerox and Xerox Financial Services, Inc. ("Services") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), earnings, business or properties of Xerox or Services, as the case may be, and its subsidiaries, taken as a whole;

              (ii) all the outstanding shares of capital stock of Services have been duly and validly authorized and issued and are fully paid and non-assessable and all of such shares are owned by Xerox, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

              (iii) Xerox' authorized equity capitalization is as set forth in the Prospectus; and the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the last sentence of Section 1(a) of this Agreement);

              (iv) the Indenture has been duly authorized, executed and delivered by Xerox, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee and the Subsidiary Issuers, constitutes a legal, valid and binding instrument enforceable against each of the Issuers and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Notes of Xerox have been duly authorized by Xerox and, such Notes of Xerox and the Notes of the Subsidiary Issuers, assuming due authorization by the Subsidiary Issuers thereof, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the relevant Issuer entitled to the benefits of the Indenture;

              (v) the Guarantees have been duly authorized, executed and delivered by the Guarantor, and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

              (vi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statements which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statements or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters in all material respects;

              (vii) each Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statements has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statements and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statements at their respective Effective Dates or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as supplemented, at its date or at the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (viii) this Agreement has been duly authorized, executed and delivered by Xerox;

              (ix) no consent, approval, authorization or order of any New York or U.S. Federal court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required pursuant to the undertaking in the last paragraph of Item 17 of the Registration Statements and under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

              (x) the execution and delivery of the Indenture by the Issuers (assuming due execution and delivery by the Subsidiary Issuers and the Trustee) and the Guarantor, the execution and delivery of the Guarantees by the Guarantor, the issue and sale of the Notes, and the consummation of all other transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, will not result in a breach of, and will not constitute a default under, the charter or by-laws of Xerox, the terms of any indenture or other agreement or instrument known to such counsel and to which any of the Issuers or the Guarantor, or any of their subsidiaries is a party or bound, or any order or regulation known to such counsel to be generally applicable to any of the Issuers or the Guarantor, or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the any such Issuer or the Guarantor, or any such subsidiaries; and

              (xi) no holders of securities of any of the Issuers or the Guarantor have rights to the registration of such securities under the Registration Statements.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the relevant Issuers, the Guarantor and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

         (c) The Company shall have furnished to each Agent the opinion of Lovell White Durrant, special United Kingdom counsel to the Subsidiary Issuers, dated the Execution Time, to the effect that:

              (i) the Subsidiary Issuers have been duly incorporated and are validly existing as public limited companies under English law;

              (ii) no consents, approvals, authorisations, orders, registrations or filings of or with any governmental or other authority in the United Kingdom are required for the creation, issue and delivery by the Subsidiary Issuers or the offering of their Notes on the terms of the Registration Statement or in connection with the performance by the Subsidiary Issuers of their respective obligations under the Indenture and this Agreement (together the "Relevant Agreements") and their Notes;

              (iii) the Subsidiary Issuers have corporate power to enter into and to perform their respective obligations under the Relevant Agreements, to issue and to perform their respective obligations under their Notes and to submit to the jurisdiction of any United States or New York State court in the Borough of Manhattan, The City of New York, New York and to appoint Xerox as their respective authorised agents for the purposes and to the extent described in Section 1.13 of the Indenture;

              (iv) the Relevant Agreements have been duly authorised, executed by or on behalf of and delivered by each of the Subsidiary Issuers and (assuming the due authorisation, execution and delivery thereof by the other parties thereto) and subject to the Relevant Agreements being in a proper legal form under the laws of the State of New York (by which they are expressed to be governed) and the respective obligations of each of the Subsidiary Issuers thereunder, including, but without limitation, the submission by each of the Subsidiary Issuers to the jurisdiction of any United States or New York State court in the Borough of Manhattan, The City of New York, New York, constituting valid and legally binding obligations enforceable under the laws of the State of New York) constitute valid, and binding obligations of each of the Subsidiary Issuers;

              (v) the execution and delivery of the Relevant Agreements by the Subsidiary Issuers has not resulted, and the issue of the Notes of the Subsidiary Issuers in the manner therein contemplated will not result, in
(A) any breach or violation of the terms of the Memorandum arid Articles of Association of either of the Subsidiary Issuers or (B) any existing laws or regulations of any governmental or regulatory body in the United Kingdom being infringed;

              (vi) due payment by the Subsidiary Issuers of the principal and interest (including additional amounts under the terms and conditions of the Notes of the Subsidiary Issuers) on the Notes of the Subsidiary Issuers will not infringe any existing laws or regulations of any governmental or regulatory body in the United Kingdom;

              (vii) on the assumption that the Agents have complied with and will comply with the provisions of Section 3 of the Selling Agency Agreement (including Schedule II thereto), no filing or registration of a prospectus is necessary under The Public Offers of Securities Regulations 1995 in connection with the offering or sale of the Notes of the Subsidiary Issuers;

              (viii) the statements contained in the Registration Statement under the headings "Description of the Debt Securities and the Guarantees - Limitations Affecting Security Holders", "Xerox Overseas - Enforceability of Certain Civil Liabilities" and "Xerox Capital -Enforceability of Certain Civil Liabilities", insofar as such statements constitute a summary of the legal matters under English law referred to therein, fairly summarise such legal matters as are specifically addressed therein;

              (ix) no ad valorem United Kingdom stamp duty or stamp duty reserve tax will be payable in connection with the entering into of any of the Relevant Agreements; and

              (x) the express choice of the laws of the State of New York to govern the Relevant Agreements will be recognised and upheld by an English Court, but such choice of law will not displace mandatory rules of law applicable in another jurisdiction with which the relevant transaction is otherwise solely connected or in which any dispute with respect to the Relevant Agreements is being adjudicated. To the extent that such mandatory rules affect any part of the transaction, an English Court is likely to restrict the application of those rules to the relevant part of the transaction and to treat the laws of the State of New York as applicable to the remainder.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of England and Wales.

         (d) The Company shall have furnished to each Agent the opinion of the Secretary of Rank Xerox Limited, or its successor (or such other Solicitor as shall be reasonably acceptable to the Representatives), dated the date of the Effective Time, to the effect that Rank Xerox Limited has been duly incorporated and is validly existing as a corporation in good standing under the law of the jurisdiction in which it is chartered or organized with full corporate power and authority to conduct its business as described in the Prospectus; and the outstanding share capital of such corporation has been duly authorized or validated and issued and is fully paid and nonassessable.

         (e) Each Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statements, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Issuers and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) Each Agent also shall have received from Ivins, Phillips & Barker, Chartered, special tax counsel to the Company and the Guarantor, an opinion, dated the date hereof, confirming as their opinion, the statements set forth in the Prospectus under the caption "United States Taxation".

         (g) Xerox shall have furnished to each Agent a certificate of Xerox, signed by the Chairman of the Board or a Vice President with knowledge of the matters set forth in the certificate and the principal financial or accounting officer of Xerox, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

              (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company and the Guarantor have in all material respects complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

              (ii) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or, to Xerox' knowledge threatened; and

              (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, or the Guarantor and its subsidiaries, in each case, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (h) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents) dated as of the Execution Time, in form and substance reasonably satisfactory to the Agents, confirming that they are independent certified public accountants with respect to Xerox and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

              (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statements and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (ii) on the basis of a reading of the "Selected Financial Data" included or incorporated in the Registration Statements and the Prospectus, of the latest unaudited consolidated financial statements made available by Xerox and its consolidated subsidiaries (provided that all procedures conducted in connection with reading such latest unaudited financial statements made available for subsidiaries of Xerox organized in jurisdictions outside the United States of America shall be conducted at Xerox' corporate headquarters in Stamford, Connecticut), carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of Xerox; and inquiries of certain officials of Xerox (provided that all such inquiries with respect to subsidiaries of Xerox organized in jurisdictions outside the United States of America shall be made at Xerox' corporate headquarters in Stamford, Connecticut to the extent that such information is available) who have responsibility for financial and accounting matters of Xerox and its consolidated subsidiaries as to transactions and events subsequent to the date of the most recent financial statements included or incorporated in the Registration Statements and the Prospectus, nothing came to their attention which caused them to believe that:

                   (1) the amounts in the "Selected Financial Data" included or incorporated in the Registration Statements and the Prospectus, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                   (2) any unaudited financial statements included or incorporated in the Registration Statements and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not presented (except as permitted by Form 10-Q) in conformity with United States generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statements and the Prospectus;

                   (3) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statements and the Prospectus, there were any increases, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of Xerox and its consolidated subsidiaries (except as otherwise described in the Prospectus) or decreases in the total shareholders' equity of Xerox and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet of Xerox included or incorporated in the Registration Statements and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statements and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total earned income, or in net income, of Xerox and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Xerox as to the significance thereof unless said explanation is not deemed necessary by the Agents; and

              (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Xerox) set forth in the Registration Statements and the Prospectus and in each Exhibits 12(a) and 12(b) to the Registration Statements, including the information included or incorporated in Items 1 and 7 of Xerox' Annual Report on Form 10-K, incorporated in the Registration Statements and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in Xerox' Quarterly Reports on Form 10-Q, incorporated in the Registration Statements and the Prospectus, agrees with the accounting records of Xerox, excluding any questions of legal interpretation; and

              (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statements and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of Xerox who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

         (i) Prior to the Execution Time, the Company and the Guarantor shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancelation shall be given to the Company and the Guarantor in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at 825 Eighth Avenue, New York, New York, on the date hereof.

     6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein as of the date of the agreement by the Purchaser to purchase such Notes and as of the Closing Date for such Notes, to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on its part to be performed and observed including the provisions of Section 5 hereof and to the following additional conditions precedent:

         (a) No stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) To the extent agreed to in writing between the Company, the Guarantor and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of Xerox, dated as of the Closing Date, to the effect set forth in Section 5(g) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of the Vice President and General Counsel or any Associate General Counsel of Xerox, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) an opinion of counsel, dated as of the Closing Date, substantially to the effect set forth in Section 5(c), (iv) the opinion of Cravath, Swaine & Moore, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in
Section 5(e), and (v) letter of KPMG Peat Marwick LLP, independent accountants for the Company and the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(h).

         (c) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7. Right of Person Who Agreed to Purchase to Refuse to Purchase. Each of the Company and the Guarantor agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied, (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, or the Guarantor and its subsidiaries, in each case, taken as whole, shall have occurred the effect of which is, in the reasonable judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical to proceed with the delivery of such Note on the terms and in the manner contemplated in the Prospectus as amended or supplemented, or (c) any condition set forth in
Section 9(b) shall not be satisfied (any judgment to be exercised therein by such Agent).

     8. Indemnification and Contribution. (a) Each of the Company and the Guarantor agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have.

         (b) Each of you agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their directors, each of their officers who signs the Registration Statements and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to you, but only with reference to written information relating to such of you furnished to the Company or the Guarantor by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. Each of the Company and the Guarantor acknowledges that the statements set forth in the first sentence of the third footnote (but only with respect to information determined by any of you acting as principal) and the first sentence of the last paragraph of the cover page, and the first sentence of the first paragraph, the first three sentences of the second paragraph, the second sentence of the third paragraph and the third sentence of the fifth paragraph (but, in each case, only with respect to information about you) under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct. If there is more than one Agent hereunder, each of the Company and the Guarantor acknowledges that such Agent's agreement under this paragraph
(b) of this Section 8 is several and not joint.

         (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph
(a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or
(b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Guarantor on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Guarantor, on the one hand, and any of you, on the other, may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company or the Guarantor is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and
(z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of each of the Company and the Guarantor who shall have signed the Registration Statements and each director of each of the Company and the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d) notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         9.  Termination.  (a)   This Agreement will continue in effect
until terminated as provided in this Section 9. This Agreement may be terminated by any of the Issuers (but only as to itself) as to any of you or any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Issuers and the Guarantor, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h),
Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement but in any event shall terminate on the Closing Date for purchase of such Note (except as set forth in Section 10 hereof). If, at the time of termination of this Agreement, any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until the earlier of (i) the date such Notes are sold by the Purchaser and (ii) the date nine months from the date of termination of this Agreement.

         (b) Each Terms Agreement (oral or written) shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the applicable Company and the Guarantor prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Purchaser, impracticable to market such Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Guarantor or their respective officers or directors and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Issuers, the Guarantor or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancelation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered, telecopied or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to Xerox or the Guarantor, will be mailed, delivered, telecopied or telegraphed and confirmed to it at P.O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut 06904-1600, Attention: Manager, Cash Planning and Funding; or, if sent to Xerox Overseas or Xerox Capital, will be mailed, delivered, telecopied or telegraphed and confirmed to it at Parkway, Marlow, Buckinghamshire SL7 1YL, England, Attention: Corporate Secretary, with a copy to the Guarantor as herein provided.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder except as provided in Section 7 hereof.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes).

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                       Very truly yours,


XEROX CORPORATION,
     as an Issuer and the Guarantor


By: ___________________________
    Title:


XEROX OVERSEAS HOLDINGS PLC,
     as an Issuer


By: ___________________________
    Title:



By: ___________________________
    Title:


RANK XEROX CAPITAL (EUROPE) PLC,
     as an Issuer


By: ___________________________
    Title:


By: ___________________________
    Title:


The foregoing Agreement is hereby confirmed and accepted as of the date hereof.



_______________________________
(Goldman, Sachs & Co.)


LEHMAN BROTHERS INC.



By: ___________________________
    Title:


MERRILL LYNCH, PIERCE, FENNER &
      SMITH INCORPORATED



By: ___________________________
    Title:


J.P. MORGAN SECURITIES INC.



By: ___________________________
    Title:


MORGAN STANLEY & CO. INCORPORATED



By: ___________________________
    Title:


SALOMON BROTHERS INC



By: ___________________________
    Title:


                                                                   SCHEDULE
I


Commissions:

     The Company agrees to pay each Agent, unless otherwise agreed by the Company and such Agent, a commission equal to the following percentage of the principal amount of each Note of the Company sold by such Agent:

     Terms                                      Commission Rate

     From 9 months to less than 1 year          .125%
     From 1 year to less than 18 months         .150%
     From 18 months to less than 2 years        .200%
     From 2 years to less than 3 years          .250%
     From 3 years to less than 4 years          .350%
     From 4 years to less than 5 years          .450%
     From 5 years to less than 6 years          .500%
     From 6 years to less than 7 years          .550%
     From 7 years to less than 10 years         .600%
     From 10 years to less than 15 years        .625%
     From 15 years to less than 20 years        .700%
     From 20 years to and including 30 years    .750%
     Over 30 years                              To be negotiated at the time
                                                of sale

Address for Notice to you:

     Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention of Credit Department.

     Notices to Lehman Brothers Inc. shall be directed to them at 3 World Financial Center, 12th Floor, New York, New York 10285, Attention of Mr. John Plaster, Telephone (212) 298-2040, Fax (212) 528-1718.

     Notices to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at World Financial Center, North Tower, 10th Floor, New York, New York 10281, Attention of MTN Product Management, Telephone (212) 449-7476, Fax (212) 449-2234.

     Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, Third Floor, New York, New York 10260, Attention of MTN Trading Desk, Fax (212) 648-5909.

     Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention of Manager - Continuously Offered Products, Telephone (212) 761-4000, Fax (212) 761-0785, with a copy to 1585 Broadway, 34th Floor, New York, New York 10036, Attention of Peter Cooper - Investment Banking Information Center, Telephone
(212) 761-8385, Fax (212) 761-0260.

     Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.


                                                                  SCHEDULE
II


                      UNITED KINGDOM SELLING RESTRICTIONS


     In connection with any offering of Notes each Agent represents and agrees that (1) it has not offered or sold and, prior to the period of six months from the date of closing of each particular issue of Notes, in respect of such Notes it will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (3) it has only issued or passed on, and will only issur or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is a kind described in Article 11(3) of the Financial Securities Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.


                                                                    EXHIBIT
A


                              XEROX CORPORATION
                        XEROX OVERSEAS HOLDINGS PLC
                      RANK XEROX CAPITAL (EUROPE) PLC

                Medium-Term Note Administrative Procedures
                            (October [  ], 1997)


     The Medium-Term Notes, Series E, Due Nine Months or More from Date of Issue (the "Notes") of Xerox Corporation ("Xerox"), Xerox Overseas Holdings PLC ("Xerox Overseas") and Rank Xerox Capital (Europe) plc ("Xerox Capital", and together with Xerox Overseas, the "Subsidiary Issuers", and collectively with Xerox and Xerox Overseas, the Issuers and each an "Issuer"), are to be offered on a continuing basis. Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. No Agent will be obligated to purchase Notes for its own account, unless otherwise agreed. The Notes are being sold pursuant to a Selling Agency Agreement between the Issuers and the Agents dated the date hereof (the "Agency Agreement"). All Notes of the Subsidiary Issuers will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal and any premium or interest by Xerox, and all references herein to the "Guarantor" shall only refer to Xerox acting in such capacity and only be applicable with respect to Notes of any Subsidiary Issuer (or particular series thereof which are sold pursuant to the terms of the Agency Agreement). For the purposes hereof and of the Agency Agreement, the term "Company" shall refer to the relevant Issuer offering the Notes. The Notes of Xerox and the Guarantees will rank equally with all other unsecured and unsubordinated debt of Xerox, and the Notes of each Subsidiary Issuer will rank equally with all other unsecured and unsubordinated debt of such Subsidiary Issuer. The Notes and the Guarantees have been registered with the Securities and Exchange Commission (the "Commission"), and will be issued under the Indenture dated as of
October [   ], 1997 (as may be amended or supplemented from time to time, the "Indenture"), among the Issuers, the Guarantor and Citibank, N.A., as trustee (the "Trustee").

     The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to among the Company, the Guarantor and such Agent acting as principal in the relevant Terms Agreement (as defined in the Agency Agreement).

     Each Note will be represented by either a Global Security (as defined hereinafter) delivered to Citibank, N.A. ("Citibank"), as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a person designated by such Holder (a "Certificated Note"). Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

     The procedures to be followed during, and the specific terms of, the solicitation of orders of Notes of the Company, and any Guarantees thereof, by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by the Treasury Department of the Company or the Guarantor. Each Issuer and the Guarantor will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes of such Issuer and any Guarantees thereof and the details of their delivery.

     Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                                    PART I

               Administrative Procedures for Book-Entry Notes

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Citibank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated on or about the date hereof and a Medium-Term Note Certificate Agreement between Citibank and DTC and its obligations as a participant in DTC, including DTC's Same Day Funds Settlement system ("SDFS"). Only Notes denominated and payable in U.S. dollars may be Book-Entry Notes.

Issuance:         On any date of settlement (as defined under "Settlement"
---------         below) for one or more Book-Entry Notes, the Company will
issue a single global security in fully registered form without coupons (a "Global Security") representing up to $200,000,000 principal amount (or such other maximum amount as may from time to time be agreed to by DTC) of all such Book-Entry Notes that have the same Original Issue Date, original issue discount provisions, if any, Interest Payment Dates, Interest Payment Period, redemption provisions, if any, Maturity Date, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an Original Issue Date, which will be (i) with respect to an original Global Security (or any portion thereof), the Original Issue Date Specified on such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such subsequently issued Global Security. Unless otherwise specified in a Pricing Supplement, Global Securities will be denominated and payable only in U.S. dollars. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification:   The Issuers have arranged with the CUSIP Service Bureau of
---------------   Standard & Poor's Corporation (the "CUSIP Service Bureau")
for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers in the aggregate and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Issuers with other series designations. The Trustee, the Issuers and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that have been assigned to Global Securities. The Trustee will notify Xerox at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, Xerox will reserve on behalf of itself and the other Issuers additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, Xerox shall deliver a list of such additional CUSIP numbers to each of the other Issuers, the Trustee and DTC.

Registration:     Global Securities will be issued only in fully registered
-------------     form without coupons.  Each Global Security will be
registered in the name of CEDE & Co., as nominee for DTC, on the Security Register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:        Transfers of a Book-Entry Note will be accomplished by
book
----------        entries made by DTC and, in turn, by Participants (and in
certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:        The Trustee may deliver to DTC and the CUSIP Service
Bureau
----------        at any time a written notice of consolidation (a copy of
which shall be attached to the Global Security resulting from such consolidation) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
(iii) a new CUSIP number, obtained from the Company or the Guarantor, to be assigned to such replacement Global Security; provided, however, that consolidation of Global Securities of different Issuers shall not be effected. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount (or such other maximum amount as may from time to time be agreed to by DTC), one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount (or such other maximum amount) of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:       Each Book-Entry Note will mature nine months or more from
-----------       the date of its issue.

Denominations:    Book-Entry Notes will be issued in minimum denominations
of
--------------    U.S.$1,000 or any amount in excess thereof that is an
integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $200,000,000 (or such other maximum amount as may from time to time be agreed to by DTC). If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 (or such other maximum amount) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount (or such other maximum amount) of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:         General. Unless otherwise specified in the applicable
---------         -------- Pricing Supplement, interest, if any, on each
Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

                  Regular Record Dates. Unless otherwise specified in the --------------------- applicable Pricing Supplement, the
Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                  Interest Payment Dates on Fixed Rate Book-Entry Notes.
                  ------------------------------------------------------
Unless otherwise specified pursuant to Settlement Procedure "A" below or in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on April 15 and October 15 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                  Interest Payment Dates on Floating Rate Book-Entry Notes.
                  ---------------------------------------------------------
Unless otherwise specified in the applicable Pricing Supplement, interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise by a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                  Notice of Interest Payment and Regular Record Dates. ---------------------------------------------------- On
the first Business Day of January, April, July and October of each year, the Trustee will deliver to the relevant Issuers, the Guarantor and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Calculation Agent (initially, Citibank) will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of    Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-
--------------    ----------------------------
Interest:         Entry Notes (including interest for partial periods) will
---------         be, unless otherwise specified in the applicable Pricing
Supplement, calculated on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Book-Entry Notes. Interest rates on Floating ------------------------------- Rate Book Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein and unless otherwise specified in the applicable Pricing Supplement, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of       Payment of Interest Only.  Promptly after each Regular
-----------       -------------------------
Principal and     Record Date, the Trustee will deliver to the relevant
-------------
Interest:         Issuers, the Guarantor and DTC a written notice setting
---------         forth, by CUSIP number, the amount of interest to be paid
on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation. The Company will pay to the Paying Agent (initially, Citibank), the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made, unless otherwise specified in the applicable Pricing Supplement, on the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                  Payments at Maturity. On or about the first Business Day of
                  --------------------- each month, the Trustee will deliver to the relevant Issuers, the Guarantor and DTC a written list of principal and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. Each of the relevant Issuers, the Guarantor and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due at such Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the relevant Issuer and the Guarantor.

                  Manner of Payment. The total amount of any principal and ------------------ interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in immediately available funds no later than 9:30 a.m. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company at Citibank or by wire transfer to the Paying Agent. The Company will confirm any such instructions in writing to the Paying Agent. Prior to 10 a.m. (New York City time) on the date of Maturity or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in immediately available funds each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between Citibank and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Guarantor, the Trustee or the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                  Withholding Taxes. The amount of any taxes required under ------------------ applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for     The Company and the Agents will discuss from time to time
-------------
Rate Setting      the aggregate principal amount of, the issuance price of,
------------
and Posting:      and the interest rates to be borne by, Book-Entry Notes
that
------------      may be sold as a result of the solicitation of orders by
the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and    Unless otherwise instructed by the Company or the
Guarantor,
--------------
Rejection of      each Agent will advise the Company and the Guarantor
------------
Orders:           promptly by telephone of all orders to purchase Book-Entry
-------           Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company, the Guarantor and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of    If any order to purchase a Book-Entry Note is accepted by
or
--------------
Pricing           on behalf of the Company, the Company will prepare or
cause
-------
Supplement:       to be prepared a pricing supplement (a "Pricing
Supplement")
-----------       reflecting the terms of such Book-Entry Note and will
arrange to transmit the same for filing with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply or cause to be supplied a copy thereof (and additional copies if requested) to the Agent that solicited the order. Such Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                  In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of     Subject to the  representations, warranties and covenants
-------------
Solicitation;     of the Company and the Guarantor contained in the Agency
-------------
Amendment or      Agreement, the Company or the Guarantor may instruct the
------------
Supplement:       Agents to suspend at any time, for any period of time or
-----------       permanently, the solicitation of orders to purchase Book-
Entry Notes of the Company. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company or the Guarantor has advised them that such solicitation may be resumed.

                  In the event that at the time the Company or the Guarantor suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company or the Guarantor will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company and the Guarantor will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company or the Guarantor determines that such orders may not be settled or that copies of such Prospectus may not be so delivered

                  If any Issuer or the Guarantor decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, any Issuer and the Guarantor may file with the Commission any such supplement to the Prospectus relating to the Notes. Such Issuer and the Guarantor will provide the Agents and the Trustee with copies of any such supplement, and confirm to the agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b), to the extent required by and in accordance with the terms of the Agency Agreement.

Procedures For    When the Company has determined to change the interest
rates
--------------
Rate Changes:     of Book-Entry Notes being offered, it will, or the
Guarantor
-------------     on behalf of the Company will, promptly advise the Agents, and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company and the Guarantor with recommendations as to the changed interest rates. At such time as the Company, or the Guarantor of behalf of the Company, has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two Business Days after any sale of Book-Entry Notes, the Company will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver a copy of such Pricing Supplement to the Agent that solicited the order.

Delivery of       A copy of the Prospectus and a  Pricing  Supplement
relating
-----------
Prospectus:       to a Book-Entry Note must accompany or precede the
earliest
-----------       of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by any Agent between the time an order for a Book-Entry Notes is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, each Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:     For each order to purchase a Book-Entry Note solicited by
-------------     any Agent and accepted by or on behalf of the Company,
such Agent will issue a confirmation to the purchaser, with a copy to the Company and the Guarantor, setting forth the details set forth above and delivery and payment instructions.

Settlement:       The receipt by the Company of immediately available funds
in
-----------       payment for a Book-Entry Note and the authentication by
the Trustee and issuance by the Company of the Global Security representing such Book-Entry Note shall constitute "settlement" with respect to such Book-entry Note. All orders accepted by or on behalf of the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below, unless at the time of sale the Company and the purchaser expressly agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement        Settlement Procedures with regard to each Book-Entry Note
----------
Procedures:       sold by the Company through any Agent, as agent, shall be
as
-----------       follows:

                  A. Such Agent will advise the Company and the Guarantor by telephone of the following settlement information:

                     1.  Principal amount.

                     2.  Maturity Date.

                     3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                     4.  Interest Payment Dates.

                     5. Redemption provisions, if any, and/or early repayment provisions, if any.

                     6.  Settlement date.

                     7.  Issue price and net proceeds to the Company.

                     8.  Such Agent's commission, determined as provided in
Section 2 of the Agency Agreement.

                     9. Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                  B. The Company will advise the Trustee via the Citi Treasury Management System ("CTMS") or by telex or facsimile transmission of the information set forth in Settlement Procedure "A" above. The Trustee will assign a CUSIP number to the Global Security representing such Book-Entry Notes and notify the Company and the Guarantor by telex or facsimile transmission of such number. The Company will then notify such Agent by telephone of such CUSIP number as soon as practicable, but in any event prior to the settlement date in respect of such Global Security. Each such communication by the Company to the Trustee shall constitute a representation and warranty by the Company and the Guarantor to the Trustee and the Agents that (i) such Book-Entry Note and any Guarantees relating thereto are then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and the Guarantor, respectively, (ii) such Book-Entry Note, and the Global Security representing such Book-Entry Note, and any Guarantees relating thereto will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes issued under the Indenture will not exceed U.S. $2,250,000,000 if the Company is Xerox, or U.S.$2,000,000,000 if the Company is a Subsidiary Issuer, or, in each case, the equivalent thereof in foreign denominated currencies or units consisting of multiple currencies (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Article Three or Section 4.07 or
9.06 of the Indenture).

                  C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard and Poor's Corporation) and such Agent:

                     1. The information set forth in Settlement Procedure
"A".

                     2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                     3. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

                     4. The Interest Payment Dates.

                     5. CUSIP number of the Global Security representing such Book-Entry Note.

                     6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                  D. To the extent the Company has not already done so, the Company will deliver or cause to be delivered to the Trustee a supply of Global Securities in a form that has been approved by the Company, the Guarantor, the Agents and the Trustee.

                  E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                  F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                  G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less such Agent's commission.
The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between Citibank and DTC.

                  H. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to such Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Note.

                  I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  J. The Trustee, upon confirmation of receipt of funds in the appropriate amount from such Agent in accordance with Settlement Procedure "G", will credit to an account of the Company maintained at Citibank (or will transfer such funds as otherwise instructed by the Company).

                  K. Such Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement        For orders of Book-Entry Notes solicited by any Agent and
----------
Procedures        accepted by the Company for settlement on the first
Business
----------
Timetable:        Day after the sale date, Settlement Procedures "A" through
----------        "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                  Settlement
                  Procedure    Time
                     A         11:00 A.M. on the sale date
                     B         12:00 Noon on the sale date
                     C         2:00 P.M. on the sale date
                     D         3:00 P.M. on the Business Day before
settlement
                     E         9:00 A.M. on settlement date
                     F        10:00 A.M. on settlement date
                    G-H        2:00 P.M. on settlement date
                     I         4:45 P.M. on settlement date
                    J-K        5:00 P.M. on settlement date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to DTC, through DTC's Participant Terminal System, a cancelation message to such effect.

Failure to        If the Trustee fails to enter an SDFS deliver order with
----------
Settle:           respect to a Book-Entry Note pursuant to Settlement
-------           Procedure "G", the Trustee may deliver to DTC, through
DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and the Guarantor, and the Trustee will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, such Agent may enter an order through DTC's Participant Terminal System, debiting such Book-Entry Note to such Agent's participant account and crediting such Book-Entry Note to the participant account of the Trustee and shall notify the Trustee, the Company and the Guarantor thereof. Thereafter, (i) the Trustee will immediately notify the Company and the Guarantor of such order and the Company shall immediately transfer to such Agent an amount in immediately available funds equal to the amount credited to the account of the Company pursuant to Settlement Procedure "J" and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder or under the Agency Agreement, then the Company will reimburse such Agent or the Trustee on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the Authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee and       Nothing herein shall be deemed to require the Trustee or
the
-----------
Paying Agent      Paying Agent to risk or expend its own funds in connection
------------
Not to Risk       with any payment to the Company, any Agent, DTC or the
-----------
Funds:            purchaser, it being understood by all parties that
payments
------
made by the Trustee or Citibank to the Company, any Agent, DTC or the purchaser shall be made only to the extent that funds are provided to the Trustee or the Paying Agent for such purpose.

Authenticity      Neither the Paying Agent nor any Agent will have any
------------
of Signatures:    obligation or liability to the Company, the Guarantor or
the
--------------    Trustee in respect of the authenticity of the signature of any director, officer, employee or agent of the Company, the Guarantor or the Trustee on any Book-Entry Note or any Guarantees relating thereto.

Statements from   Upon request, the Trustee will send to the Company and the
---------------
the Trustee:      Guarantor a statement setting forth the principal amount
of
------------      Book-Entry Notes Outstanding as of that date and setting
forth a brief description of any sales of Book-Entry Notes which the Company has advised Citibank but which have not yet been settled.


                                   PART II

             Administrative Procedures for Certificated Notes

     Unless and until otherwise specified by the Company and the Guarantor, the Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:         Each Certificated Note will be dated and issued as of the
---------         date of its authentication by the Trustee.  Each
Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:     Certificated Notes will be issued only in fully registered
-------------     form without coupons.

Transfers and     A Certificated Note may be presented for transfer or
-------------
Exchanges:        exchange at the principal corporate trust office in the
City
----------        of New York of the Trustee.  Certificated Notes will be
exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:       Each Certificated Note will mature nine months or more
from
-----------       date of its issue.

Denominations:    The denomination of any Certificated Note denominated in
--------------    U.S. dollars will be a minimum of $1,000 or any amount in
excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:         General. Unless otherwise specified in the applicable
---------         -------- Pricing Supplement, interest, if any, on each
Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Certificated Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                  Regular Record Dates. Unless otherwise specified in the --------------------- applicable Pricing Supplement, the
Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                  Fixed Rate Certificated Notes. Unless otherwise specified ------------------------------ pursuant to Settlement
Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on April 15 and October 15 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Certificated
Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                  Floating Rate Certificated Notes. Unless otherwise specified
                  --------------------------------- in the applicable
Pricing Supplement, interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of    Fixed Rated Certificated Note.  Interest on Fixed Rate
--------------
Interest:         Certificated Notes (including interest for partial
periods)
---------         will be, unless otherwise specified in the applicable
Pricing Supplement, calculated on the basis of a 360-day year of twelve 30-day months.

                  Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein and unless otherwise specified in the applicable Pricing Supplement, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of       The Paying Agent will pay the principal amount of each
-----------
Principal and     Certificated Note at Maturity upon presentation of such
-------------
Interest:         Certificated Note to the Trustee and notification thereof
by
---------         the Trustee to the Paying Agent if the Trustee is not the
Paying Agent. Such payment, together with payment of interest due at Maturity of such Certificated Note, will be made in immediately available funds by the Paying Agent to the Holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Paying Agent (or another Person appointed by the Company or the Guarantor) and mailed by the Paying Agent to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of U.S.$10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable record date. Following each Regular Record Date and Special Record Date, the Trustee will furnish the Company and the Guarantor with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The Trustee will provide monthly to the Company and the Guarantor lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on a Maturity or Redemption Date or otherwise) in the next month.

                  The Paying Agent will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                  If any Interest Payment Date for, or the Maturity of, a Certificated Note is not a Business Day, the Payment due on such day shall be made, unless otherwise specified in the applicable Pricing Supplement, on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

Procedure for     The Company, the Guarantor and the Agents will discuss
from
-------------
Rate Setting      time to time the aggregate principal amount of, the
issuance
------------
and Posting:      price of, and the interest rates to be borne by, Notes
that
------------      may be sold as a result of the solicitation of orders by
the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and    Unless otherwise instructed by the Company or the
Guarantor,
--------------
Rejection of      each Agent will advise the Company and the Guarantor
------------
Orders:           promptly by telephone of all orders to purchase
-------           Certificated Notes received by such Agent, other than
those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company, the Guarantor and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of    If any order to purchase a Certificated Note is accepted
by
--------------
Pricing           or on behalf of the Company, the Company will prepare or
-------
Supplement:       cause to be prepared a Pricing supplement (a "Pricing
-----------       Supplement") reflecting the terms of such Certificated
Note and will arrange to transmit the same for filing with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply or cause to be supplied a copy thereof (and additional copies if requested) to the Agent that solicited the order. Such Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

                  In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of     Subject to the representations, warranties and covenants
of
-------------
Solicitation;     the Company and the Guarantor contained in the Agency
-------------
Amendment or      Agreement, the Company or the Guarantor may instruct the
------------
Supplement:       Agents to suspend at any time for any period of time or
-----------       permanently, the solicitation of orders to purchase
Certificated Notes of the Company. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company or the Guarantor has advised them that such solicitation may be resumed.

                  In the event that at the time the Company or the Guarantor suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company or the Guarantor will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company and the Guarantor will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company or the Guarantor determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                 If any Issuer or the Guarantor decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, any Issuer and the Guarantor may file with the Commission any supplement to the Prospectus relating to the Notes. Such Issuer and the Guarantor will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for     When the Company has determined to change the interest
rates
-------------
Rate Changes:     of Certificated Notes being offered, it will, or the
-------------     Guarantor of behalf of the Company will, promptly advise
the Agents and the Agents will forthwith suspend solicitation of orders.
The Agents will telephone the Company and the Guarantor with recommendations as to the changed interest rates. At such time as the Company, or the Guarantor of behalf of the Company, has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two business days after any sale of Notes, the Company will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of       A copy of the Prospectus and a Pricing Supplement relating
-----------
Prospectus:       to a Certificated Note must accompany or precede the
-----------       earliest of any written offer of such Certificated Note,
confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by any Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, such Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:     For each order to purchase a Certificated Note solicited
by
-------------     any Agent and accepted by or on behalf of the Company, any
Agent will issue a confirmation to the purchaser, with a copy to the Company and the Guarantor, setting forth the details set forth above and delivery and payment instructions.

Settlement:       The receipt by the Company of immediately available funds
in
-----------       exchange for an authenticated Certificated Note delivered
to the Agent and the Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement". All orders accepted by or on behalf of the Company will be settled on the third Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless at the time of sale the Company and the purchaser expressly agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement        Settlement Procedures with regard to each Certificated
Note
----------
Procedures:       sold by the Company through any Agent, as agent, shall be
as
-----------       follows:

                  A. Such Agent will advise the Company and the Guarantor by telephone of the following settlement information:

                     1. Name in which such Certificated Note is to be registered ("Registered Owner").

                     2. Address of the Registered Owner and address for payment of principal and interest.

                     3. Taxpayer identification number of the Registered Owner (if available).

                     4. Principal amount.

                     5. Maturity Date.

                     6. In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                     7. Interest Payment Dates.

                     8. Specified Currency and whether the option to elect payment in a Specified Currency applies and if the Specified Currency is not U.S. dollars, the authorized denominations.

                     9. Redemption provisions, if any, and/or early repayment provisions, if any.

                     10. Settlement date.

                     11. Issue price (including currency) and net proceeds to the Company.

                     12. Such Agent's commission, determined as provided in
Section 2 of the Agency Agreement.

                     13. Whether such Certificated Note is issued at an original issue discount, and, if so, the total amount of OID, the yield to maturity and initial accrual period OID.

                  B. The Company will advise the Trustee by telex or facsimile transmission of the information set forth in Settlement Procedure "A" above and the name of such Agent. Each such communication by the Company shall constitute a representation and warranty by the Company and the Guarantor to the Trustee and the Agents that (i) such Certificated Note and any Guarantees relating thereto are then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and the Guarantor, respectively, (ii) such Certificated Note and any Guarantees relating thereto will conform with the terms of the Indenture and
(iii) upon authentication and delivery of such Certificated Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed U.S. $2,250,000,000 if the Company is Xerox, or U.S.$2,000,000,000 if the Company is a Subsidiary Issuer, or, in each case, the equivalent thereof in foreign denominated currencies or units consisting of multiple currencies (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Article Three or Section 4.07 or 9.06 of the Indenture).

                  C. The Company will deliver to the Trustee a pre-printed five-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Company, the Guarantor, the Agents and the Trustee:

                     1. Certificated Note with customer confirmation.
                     2. Stub One - For the Trustee.
                     3. Stub Two - For the Agent.
                     4. Stub Three - For the Company.
                     5. Stub Four - For the Guarantor (if applicable).

                  D. The Trustee will complete such Certificated Note and will authenticate and deliver such Certificated Note (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt. Upon receipt of such Certificated Note, such Agent shall make payment to the account of the Company at Citibank (or to such other bank specified by the Company) in funds available for immediate use, of an amount equal to the price of such Certificated Note less such Agent's commission. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                  E. Such Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining Stub Two.

                  F. The Trustee will send Stub Three to the Company by first-class mail or by first-class airmail, as applicable.

                  G. In the case of any Certificated Note of any Subsidiary Issuer, the Trustee will send Stub Four to the Guarantor by first-class mail. In the case of any Certificated Note of Xerox, the Trustee shall destroy Stub Four.

Settlement        For orders of Certificated Notes solicited by any Agent,
as
----------
Procedures        agent, and accepted by the Company, Settlement Procedures
----------
Timetable:        "A" through "F" set forth above shall be completed on or
----------        before the respective times (New York City time) set forth below:

                  Settlement
                  Procedure                      Time
                     A         2:00 P.M. on the Business Day before
settlement
                    B-C        3:00 P.M. on the Business Day before
settlement
                     D         2:00 P.M. on settlement  date
                     E         3:00 P.M. on settlement date
                     F         5:00 P.M. on settlement date


Failure to        If a purchaser fails to accept delivery of and make
payment
----------
Settle:           for any Certificated Note, such Agent will notify the
-------           Company, the Guarantor and the Trustee by telephone and
return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse such Agent, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company and the Guarantor, and the Trustee will make appropriate entries in its records.

Trustee and       Nothing herein shall be deemed to require the Trustee or
the
-----------
Paying Agent      Paying Agent to risk or expend its own funds in connection
------------
Not to Risk       with any payment to the Company, or any Agent or the
-----------
Funds:            purchaser, it being understood by all parties that
payments
------            made by the Trustee or the Paying Agent to either the
Company or the Agent shall be made only to the extent that funds are provided to the Trustee or Citibank for such purpose.

Authenticity      Neither the Paying Agent nor any Agent will have any
------------
of Signatures:    obligation or liability to the Company, the Guarantor or
the
--------------    Trustee in respect of the authenticity of the signature of any director, officer, employee or agent of the Company, the Guarantor or the Trustee on any Certificated Note or any Guarantees relating thereto.

Statements        Upon request, the Trustee will send to the Company and the
----------
from the          Guarantor a statement setting forth the principal amount
of
--------
Trustee:          Certificated Notes Outstanding as of that date and setting
--------          forth a brief description of any sales of Certificated
Notes which the Company or the Guarantor has advised the Trustee but which have not yet been settled.


                                                                    EXHIBIT
B

                              Xerox Corporation
                         Xerox Overseas Holdings PLC
                       Rank Xerox Capital (Europe) plc
                         Medium Term Notes, Series E
                 Due Nine Months or More from Date of Issue

                             TERMS AGREEMENT

                                               [DATE]

Attention               :

     Subject in all respects to the terms and conditions of the Selling
Agency Agreement (the "Agreement") dated October [   ], 1997, among Goldman,
Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, [insert as appropriate -- Xerox Corporation, Xerox Overseas Holdings PLC, Rank Xerox Capital (Europe) plc] and you, the undersigned agrees to purchase the following Notes of [insert as appropriate -- Xerox Corporation, Xerox Overseas Holdings PLC, Rank Xerox Capital (Europe) plc] (the "Company"):

GENERAL:

Principal Amount:
Issue Price:              % (see below under 'If as Principal' if Agent(s)
              is(are) acting as Principal)
Agent's Discount or Commission:      (         % of Principal Amount)
Net proceeds to Company:             (         % of Principal Amount)
Original Issue Date:
Maturity Date:
Agent(s):
Agent's capacity:    / / As Agent       / / As Principal (see below)
If as Principal:     / / The Note is being offered at varying prices related
                         to prevailing market prices at the time of resale.
                     / / The Note is being offered at a fixed initial public
                         offering price of        % of Principal Amount.
Form of Note:        / / Book Entry     / / Certificated
Specified Currency (if other than U.S. dollars):
Authorized Denominations (if other than denominations of U.S.$1,000 and any integral multiples in excess thereof):

INTEREST

/ / Floating Rate Note:

Base Rate(s):
/ / Commercial Paper Rate
/ / CD Rate
/ / CMT Rate
/ / Federal Funds Rate
/ / J.J. Kenny Rate
/ / Prime Rate
/ / Treasury Rate
/ / LIBOR:     Designated LIBOR Page:     / / LIBOR-Reuters
                                          / / LIBOR-Telerate
               Index Currency (if other than U.S. dollars)
/ / 11th District Cost of Funds Rate
/ / Other (see Attachment)

Index Maturity:
Initial Interest Rate:
Interest Payment Date(s):
Interest Reset Period:
Interest Reset Date(s):
Spread (+/-):
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:
Calculation Agent (if other than Citibank, N.A.):
Other provisions:

/ / Fixed Rate Note(other than Amortizing Note or Zero-Coupon Note):
    Fixed rate of:    % per annum

/ / Amortizing Note (see Attachment)

/ / Zero-Coupon Note (see Attachment)

/ / Discount Note (see below)
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrual Period OID:
      Other provisions:

/ / Currency Indexed Note (see Attachment)

/ / Other Indexed Note (see Attachment)

EARLY REDEMPTION AND REPAYMENT; OPTIONAL EXTENSION OF MATURITY DATE AND RESETS; AND PAYMENT CURRENCY

Early redemption at Company's option:     / / No      / / Yes (see below)
    Redemption date(s):
    Redemption price(s):       % of the principal amount of the Note to be
                         redeemed
    Other provisions:

Early repayment at Holder's option:       / / No      / / Yes (see below)
    Repayment date(s):
    Repayment price(s):   % of the principal amount of the Note to be repaid
    Other provisions:

Option to extend Maturity Date:           / / No      / / Yes (see below and
                                                          Attachment)
    By: / / the Company     / / the Holder

Option to reset interest rate (if Fixed Rate Note) or Spread and/or Spread
Multiplier (if Floating Rate Note):       / / No      / / Yes (see
Attachment)

Option to receive payment in Specified Currency, other than U.S. dollars (if Currency Indexed Note):
                                          / / No      / / Yes (see
Attachment)

ATTACHMENT

Purchase Date and Time:

Place for Delivery of Notes and Payment Therefor:

Method of Payment:

[Period during which additional Notes may not be sold pursuant to Section 4(m) of the Agreement:]

[Certificates, opinions and comfort letter delivery requirements pursuant to
Section 6(b) of the Agreement:]

                                       [Purchaser]


                                       By: _________________________

Accepted:

[Insert as appropriate --
XEROX CORPORATION
XEROX OVERSEAS HOLDINGS PLC
RANK XEROX CAPITAL (EUROPE) PLC]


By: _________________________
    Title:



[By: ________________________
    Title:]